UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2013

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 7, 2013, Salix Pharmaceuticals, Ltd., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Salix Pharmaceuticals, Inc., a California corporation, (“Intermediary”), Willow Acquisition Sub Corporation, a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”), and Santarus, Inc., a Delaware corporation (“Santarus”). The board of directors of Santarus has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are fair to, advisable and in the best interests of Santarus’ stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby and (iii) resolved to recommend acceptance of the Offer (as defined below) by Santarus’ stockholders. The board of directors of the Company has unanimously approved the transaction.

Pursuant to the terms and subject to the conditions of the Merger Agreement, the Company has agreed to commence a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.0001 per share, of Santarus (the “Common Stock”) at a price per share equal to $32.00 (the “Offer Price”), net to the seller in cash, without interest, less any applicable withholding taxes. The obligation of the Company and Merger Sub to consummate the Offer is subject to the condition that, immediately prior to the expiration of the Offer, there be validly tendered and not validly withdrawn the number of shares of Common Stock that, when added to the shares of Common Stock then owned by the Company and its subsidiaries, would represent one share more than one half of the sum of (i) all shares of Common Stock then outstanding and (ii) all shares of Common Stock that Santarus may be required to issue upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, benefit plans, obligations or securities convertible or exchangeable into shares of Common Stock, or other rights to acquire or be issued shares of Common Stock (including all then outstanding Santarus stock options), regardless of the conversion or exercise price or other terms and conditions thereof. The consummation of the Offer is also subject to the satisfaction of other customary conditions, including the termination or expiration of the waiting period applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Consummation of the Offer is not subject to any financing condition.

As soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Santarus (the “Merger”), following which the separate existence of Merger Sub will cease and Santarus will continue as an indirect wholly owned subsidiary of the Company. The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each share of Common Stock issued and outstanding immediately prior to such effective time (other than (i) shares held in the treasury of Santarus, (ii) shares owned by the Company, Merger Sub or any wholly owned subsidiary of the Company or Santarus and (iii) shares that are held by any stockholders who properly demand appraisal in connection with the Merger) will be canceled and converted automatically into the right to receive an amount in cash equal to the Offer Price, without interest, less any applicable withholding taxes.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature, including, without limitation, covenants regarding (i) the conduct of the business of Santarus prior to the consummation of the Offer and (ii) the use of reasonable best efforts to cause the Offer, the Merger and the other transactions contemplated by the Merger Agreement to be consummated.

The Merger Agreement prohibits Santarus from soliciting or initiating discussions with third parties regarding other proposals to acquire Santarus, and Santarus has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of Santarus’ board of directors under Delaware law. The Merger Agreement can be terminated by the Company or Santarus under certain circumstances, including without limitation (i) by the Company if Santarus makes a Company Adverse Recommendation Change (as defined in the Merger Agreement) and (ii) by Santarus (A) to enter into a Superior Proposal (as defined in the Merger Agreement) and (B) if, under certain circumstances, Merger Sub fails to commence the Offer within the period specified by the Merger Agreement. In connection with the termination of the Merger Agreement under specified circumstances, including with respect to a Company Adverse Recommendation Change, Santarus is required to pay to the Company a termination fee.

The Merger Agreement has been filed as an exhibit to this Form 8-K to provide you with information regarding the terms of the agreement and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or Santarus. The representations and warranties in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the Offer if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, Parent and Merger Sub entered into a Tender and Support Agreement, dated as of November 7, 2013 (the “Support Agreement”), with certain officers and directors of Santarus, in their capacities as stockholders of Santarus, pursuant to which such stockholders have agreed to tender, and not withdraw, all shares of Common Stock beneficially owned by them or acquired by them after such date (collectively, the “Subject Shares”) in the Offer upon the terms and subject to the conditions of the Support Agreement. Notwithstanding the foregoing, the stockholders party to the Support Agreement will not be required to exercise any options or other equity awards under the Support Agreement. The stockholders party to the Support Agreement have also agreed that if such stockholders’ Subject Shares have not been previously accepted for payment pursuant to the Offer, at any meeting of the holders of shares of Common Stock such stockholders will vote their Subject Shares against certain matters, including third party proposals to acquire Santarus. The Support Agreement limits the ability of the stockholders party thereto to sell or otherwise transfer, encumber or grant proxies in respect of their Subject Shares. The Support Agreement will terminate upon certain circumstances, including upon (i) the effective time of the Merger, (ii) notice by the Company to the stockholders, (iii) the termination of the Merger Agreement, (iv) the entry without the prior written consent of the stockholders into an amendment or modification to the Merger Agreement or any waiver of any of Santarus’ rights under the Merger Agreement, in each case, that results in a decrease in the Offer Price, (v) the termination or withdrawal of the Offer by the Company or Merger Sub and (vi) the expiration of the Offer without Merger Sub having accepted for payment shares of Common Stock validly tendered in the Offer. As of November 6, 2013, the stockholders party to the Support Agreement beneficially owned or had options to acquire a number of shares of Common Stock equal to approximately 12 percent of the total outstanding shares of Common Stock.

The Support Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference. The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement.

Item 2.02.	Results of Operations and Financial Condition.

On November 7, 2013, the Company issued a press release announcing its operating results for the third quarter ended September 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information in this Item 2.02 (excluding Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On November 7, 2013, the Company and Santarus issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 7, 2013, among Salix Pharmaceuticals, Ltd., Salix Pharmaceuticals, Inc., Willow Acquisition Sub Corporation and Santarus, Inc.

2.2	Tender and Support Agreement, dated as of November 7, 2013, among Salix Pharmaceuticals, Ltd., Willow Acquisition Sub Corporation and the stockholders listed therein.

99.1	Press Release issued by Salix Pharmaceuticals, Ltd. on November 7, 2013, furnished herewith

99.2	Joint Press Release issued by Salix Pharmaceuticals, Ltd. and Santarus, Inc. on November 7, 2013

Cautionary Statement Regarding Forward-Looking Statements

Please Note: This report contains statements that are not historical facts are or might constitute projections and other forward-looking statements regarding future events. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, our expectations might not be attained. Forward-looking statements are just predictions and are subject to known and unknown risks and uncertainties that could cause actual events or results to differ materially from expected results. Factors that could cause actual events or results to differ materially from those described in this Form 8-K include, among others: uncertainties as to the ability to successfully complete the proposed transaction in accordance with its terms and in accordance with the expected schedule; the possibility that competing offers will be made; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived, including the tender of at least a majority of the outstanding shares of Santarus common stock or that a governmental entity may prohibit or refuse to grant any approval required for the consummation of the proposed transaction; risks associated with the proposed debt financing, including that it not close or that its terms are unfavorable; the unpredictability of the duration and results of regulatory review of New Drug Applications, Biologics License Applications and Investigational NDAs; generic and other competition in an increasingly global industry; litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global industry; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; post-marketing approval regulation, including the ongoing Department of Justice investigation of the Company’s marketing practices; market acceptance for approved products; revenue recognition and other critical accounting policies; the need to acquire new products; general economic and business conditions; and other risks detailed in each of Salix’s and Santarus’ prior press releases and public periodic filings with the SEC. Readers are cautioned not to place undue reliance on the forward-looking statements included in this Form 8-K, which speak only as of the date hereof. Neither Santarus nor the Company undertakes to update any of these statements in light of new information or future events, except as required by law.

About the Tender Offer

The tender offer for the outstanding common stock of Santarus has not yet commenced. The foregoing is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, the Company and Merger Sub will file a tender offer statement on Schedule TO with the SEC, and Santarus will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The tender offer to purchase shares of Santarus’ common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement, as each may be amended from time to time, will contain important information that should be read carefully by Santarus’ stockholders before any decision is made with respect to the tender offer. These materials will be sent free of charge to all of Santarus’ stockholders when available. All stockholders of Santarus may obtain a free copy of the tender offer statement and the solicitation/recommendation statement (when available) on the SEC’s website: www.sec.gov or by directing such requests to the Information Agent for the tender offer, which will be named in the tender offer statement. Copies of Santarus’ filings with the SEC may be obtained free of charge at the “Investors” section of Santarus’ website at www.santarus.com.

SANTARUS’ STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2013	SALIX PHARMACEUTICALS, LTD.

	By:	/S/ ADAM C. DERBYSHIRE
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 7, 2013, among Salix Pharmaceuticals, Ltd., Salix Pharmaceuticals, Inc., Willow Acquisition Sub Corporation and Santarus, Inc.

2.2	Tender and Support Agreement, dated as of November 7, 2013, among Salix Pharmaceuticals, Ltd., Willow Acquisition Sub Corporation and the stockholders listed therein.

99.1	Press Release issued by Salix Pharmaceuticals, Ltd. on November 7, 2013, furnished herewith

99.2	Joint Press Release issued by Salix Pharmaceuticals, Ltd. and Santarus, Inc. on November 7, 2013